SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 18, 2002

PENTHOUSE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-83448 (Commission File Number)	65-1158257 (I.R.S. Employer Identification No.)

11 Penn Plaza, New York, New York (Address of Principal Executive Offices)	10001 (Zip Code)

(212) 702-6000
(Registrant’s Telephone Number, Including Area Code)

American Pulp Exchange, Inc.
(Former Name or Former Address, if Changed Since Last Report)
________________________

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 3.1

ITEM 5. OTHER EVENTS

     On November 18, 2002, the Registrant filed an amendment to its First Amended and Restated Articles of Incorporation to change its name to Penthouse International, Inc. The name change became effective on November 18, 2002. As a result of the name change, the Registrant was assigned PHSL as its new trading symbol on the Over-the-Counter Bulletin Board. Trading commenced under the new trading symbol on November 22, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

3.1	Article of Amendment to First Amended and Restated Articles of Incorporation of the Registrant, as effective on November 18, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penthouse International, Inc.

By:	/s/ R. GUCCIONE

Robert C. Guccione, President

Date: November 27, 2002

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